Exhibit 10.43

Dominion Resources, Inc.

2014 Base Salaries for Named Executive Officers*

The 2014 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer—$1,423,038; Mark F. McGettrick, Executive Vice President and Chief Executive Officer—$753,929; Paul D. Koonce, Executive Vice President and Chief Executive Officer— Energy Infrastructure Group—$644,223; David A. Christian, Executive Vice President and Chief Executive Officer—Dominion Generation Group—$644,223; and David A. Heacock, President and Chief Nuclear Officer—Dominion Nuclear—$500,211.

*	Effective March 1, 2014